Exhibit 99.1

FINAL FOR RELEASE

Contacts:
Chad Holmes	Andrew Blazier
Chief Financial Officer	Senior Associate
Charles River Associates	Sharon Merrill Associates, Inc.
312-377-2322	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) REPORTS
 FOURTH-QUARTER AND FULL-YEAR 2017 FINANCIAL RESULTS

Fourth-Quarter Revenue Growth of 22% Year over Year Driven by Strong Results Across Services and Geographies

Board Expands Share Repurchase Authorization by $20 Million

BOSTON, February 15, 2018 — Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing economic, financial and management consulting services, today announced financial results for the fiscal fourth quarter and year ended December 30, 2017.

“We ended fiscal 2017 with continued strong performance across our entire portfolio,” said Paul Maleh, CRA’s President and Chief Executive Officer. “For the fourth quarter, legal and regulatory services grew more than 10% and management consulting services grew more than 50% year over year, largely aided by the contributions from our acquired C1 business. More specifically, our performance was driven by double-digit revenue growth in our Energy, Forensic Services, Labor & Employment, Life Sciences and Marakon practices, with solid contributions from our Antitrust & Competition Economics and Finance practices. We also experienced strength across geographies, with North American operations growing nearly 15% and European operations growing more than 50% year over year.”

Key Fourth-Quarter Fiscal 2017 Highlights

•                  Revenue grew 22% year over year to $97.0 million, driven by an increase in companywide utilization to 75% compared with 71% in the fourth quarter of fiscal 2016 and quarter-end headcount growth of 17%.

•                  GAAP net loss was $2.3 million, or 2.3% of revenue, or a loss of $0.28 per diluted share for a decrease of 210% year over year. Excluding the effects of valuation changes to contingent consideration liabilities, consideration paid in connection with the IQVIA transaction and the estimated impact of the Tax Cuts and Jobs Act (“Tax Act”), non-GAAP net income increased 183% year over year to $5.9 million, or 6.1% of non-GAAP revenue, or $0.70 per diluted share.

•                  Non-GAAP Adjusted EBITDA grew 23% year over year to $15.8 million, or 16.3% of non-GAAP revenue.

Key Full-Year Fiscal 2017 Highlights

•                  GAAP and non-GAAP revenue were up 14% year over year to $370.1 million with companywide utilization unchanged at 74%.

•                  GAAP net income was $7.6 million, or 2.1% of revenue, or $0.89 per diluted share; non-GAAP net income was $16.4 million, or 4.4% of non-GAAP revenue, or $1.91 per diluted share. The difference is largely due to the effects of valuation changes to contingent consideration liabilities, consideration paid in connection with the IQVIA transaction, and the estimated impact of the Tax Act.

•                  Non-GAAP Adjusted EBITDA grew to $59.9 million, or 16.2% of non-GAAP revenue.

•                  On a constant currency basis relative to fiscal 2016, GAAP and non-GAAP revenue would have been higher by approximately $2.5 million, while GAAP and non-GAAP net income, earnings per diluted share, and Adjusted EBITDA would have been higher by approximately $0.6 million, $0.07 per diluted share and $0.8 million, respectively.

•                  For fiscal 2017, CRA returned $24.6 million of capital to its shareholders, consisting of $5.1 million of dividend payments and $19.5 million for share repurchases of approximately 555,000 shares, at an average price of approximately $35.23 per share. This compares with $20.3 million of capital returned to CRA shareholders during fiscal 2016, consisting of $1.2 million of dividend payments and $19.1 million for share repurchases.

Management Commentary

“We again enjoyed broad-based contributions during the fourth quarter, balanced between organic and inorganic growth,” Maleh said. “Fourth quarter of fiscal 2017 non-GAAP revenue and non-GAAP Adjusted EBITDA grew 22% and 23%, respectively, year over year, and non-GAAP net income nearly tripled relative to the fourth quarter of last year, due to our strong performance and the tax benefits associated with our continued stock appreciation.

“For 2017, we exceeded our non-GAAP revenue guidance of $360 million to $370 million and achieved our non-GAAP Adjusted EBITDA margin guidance in the range of 15.8% to 16.6%, both on a constant currency basis relative to fiscal 2016. To summarize, fiscal year 2017 non-GAAP revenue on a constant currency basis is $372.6 million, consisting of $370.1 million of reported results and a $2.5 million adjustment for currency headwinds. Full-year non-GAAP Adjusted EBITDA on a constant currency basis is $60.7 million, consisting of $59.9 million of reported results and a $0.8 million adjustment for currency headwinds, resulting in a non-GAAP Adjusted EBITDA margin of 16.3% on a constant currency basis.”

Outlook and Financial Guidance

“In 2018, we look to build on our trend of broad-based, profitable growth. For full-year fiscal 2018, on a constant currency basis relative to fiscal 2017, CRA expects revenue in the range of $380 million to $392 million and non-GAAP EBITDA margin in the range of 8.8% to 9.8%. Given the change to our guidance profit metric from non-GAAP Adjusted EBITDA margin to non-GAAP EBITDA margin, for reference purposes, our non-GAAP EBITDA margins in fiscal years 2015, 2016 and 2017 were 8.1%, 8.4% and 9.0%, respectively. While we are pleased with CRA’s strong performance in 2017, we remain mindful that short-term challenges arising from the integration of new colleagues and uncertainties around global economic and political conditions can affect our business,” Maleh concluded.

CRA does not provide reconciliations of its annual non-GAAP EBITDA margin guidance to net income because CRA is unable to estimate with reasonable certainty the revaluation of contingent consideration liabilities, unusual gains or charges, foreign currency exchange rates, and the resulting effect of these items on CRA’s taxes without unreasonable effort. These items are uncertain, depend on various factors, and may have a material effect on CRA’s results computed in accordance with GAAP. A reconciliation between the historical GAAP and non-GAAP financial measures presented in this release is provided in the financial tables at the end of this release.

Share Repurchase Expansion and Quarterly Dividend

CRA also announced today that its Board of Directors has authorized an expanded share repurchase program of an additional $20 million of CRA’s common stock, in addition to the approximately $9.5 million remaining under its existing share repurchase program. CRA may repurchase shares in the open market or in privately negotiated transactions in accordance with applicable insider trading and other securities laws and regulations. The timing, amount and extent to which CRA repurchases shares will depend upon market conditions and other factors it may consider in its sole discretion.

In connection with this expanded share repurchase program, CRA’s Board of Directors has authorized the Company in its discretion to adopt a Rule 10b5-1 plan covering some or all of these repurchases. Any such plan would allow CRA to repurchase its shares at times when it otherwise might be prevented from doing so under insider trading laws or because of self-imposed trading blackout periods.

On February 14, 2018, CRA’s Board of Directors declared a quarterly cash dividend of $0.17 per common share, payable on March 16, 2018 to shareholders of record as of February 27, 2018. The Company expects to continue paying quarterly dividends, the declaration, timing and amounts of which remain subject to the discretion of CRA’s Board of Directors.

Conference Call Information and Prepared CFO Remarks

CRA will host a conference call today at 10:00 a.m. ET to discuss its fourth-quarter and fiscal year 2017 financial results. To listen to the live call, please visit the “Investor Relations” section of CRA’s website at http://www.crai.com, or dial (877) 709-8155 or (201) 689-8881. An archived version of the webcast will be available on CRA’s website for one year.

In combination with this press release, CRA has posted prepared remarks by its CFO Chad Holmes under “Conference Call Materials” in the “Investor Relations” section on CRA’s website at http://www.crai.com. These remarks are offered to provide the investment community with additional background on CRA’s financial results prior to the start of the conference call.

About Charles River Associates (CRA)

Charles River Associates® is a global consulting firm specializing in economic, financial, and management consulting services. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout the world. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at www.crai.com. Follow us on LinkedIn, Twitter, and Facebook.

NON-GAAP FINANCIAL MEASURES

In addition to reporting its financial results in accordance with U.S. generally accepted accounting principles, or GAAP, CRA has also provided in this release non-GAAP financial information. CRA believes that the use of non-GAAP measures in addition to GAAP measures is a useful method of evaluating its results of operations. CRA believes that presenting its financial results excluding the results of GNU123 Liquidating Corporation (“GNU”), certain non-cash and/or non-recurring charges, and the other items identified below, and including presentations of non-GAAP EBITDA and Adjusted EBITDA and comparisons on a constant currency basis, are important to investors and management because they are more indicative of CRA’s ongoing operating results and financial condition. CRA also uses these non-GAAP measures in its budgeting process, as performance criteria for some of its performance-based compensation, and in loan covenants. These non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP, and the results calculated in accordance with GAAP and reconciliations to those results should be carefully evaluated. The non-GAAP financial measures used by CRA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Specifically for the fourth quarter of fiscal 2017, and the 2017 fiscal year, CRA has excluded GNU’s results, the effects of valuation changes to contingent consideration liabilities, consideration paid in connection with the IQVIA transaction, and the estimated impact of the Tax Act; and for the fourth quarter of 2016 and the full-year fiscal 2016, CRA has excluded GNU’s results and the effects of valuation changes to contingent consideration liabilities. Also, in calculating “Adjusted EBITDA” from net income (loss) attributable to CRA for these fiscal periods and for purposes of the full-year fiscal 2017 guidance for non-GAAP Adjusted EBITDA margin, CRA has excluded net income (loss) attributable to noncontrolling interests (net of tax); interest expense, net; provision for income taxes; goodwill impairment charges; other (income) expense, net; and the following non-cash expenses: depreciation and amortization, share-based compensation expenses, and amortization of forgivable loans. Finally, in calculating “EBITDA” for purposes of the full-year fiscal 2018 guidance for non-GAAP EBITDA margin, CRA has excluded net income (loss) attributable to noncontrolling interests (net of tax); interest expense, net; provision for income taxes; and depreciation and amortization.

Finally, CRA believes that fluctuations in foreign currency exchange rates can significantly affect its financial results. Therefore, CRA provides a constant currency presentation to supplement disclosures regarding its results of operations and performance. CRA calculates constant currency amounts by converting its applicable fiscal period local currency financial results using the prior fiscal year’s corresponding period exchange rates. CRA has presented in this press release its GAAP and non-GAAP revenue, net income, earnings per diluted share, and Adjusted EBITDA, and its Adjusted EBITDA margin, for fiscal 2017 on a constant currency basis relative to fiscal 2016, and its guidance for full-year fiscal 2018 revenue and non-GAAP EBITDA margin on a constant currency basis relative to fiscal 2017.

SAFE HARBOR STATEMENT

Statements in this press release concerning our future business, operating results and financial condition, including those concerning guidance on future revenue and non-GAAP EBITDA margin, the implied continuation of any current commitment, strength, confidence, ability, expectation or trend, the implied continuation of the payment of any regular quarterly dividend, the timing or amount of any share repurchases, and statements using the terms “expect,” “look,” “trend,” or similar expressions, are “forward-looking” statements as defined in Section 21 of the Exchange Act. These statements are based upon our current expectations and various underlying assumptions. Although we believe there is a reasonable basis for these statements and assumptions, and these statements are expressed in good faith, these statements are subject to a number of additional factors and uncertainties. Our actual revenue and non-GAAP EBITDA margin in fiscal 2018 on a constant currency basis relative to fiscal 2017 could differ materially from the guidance presented herein, and our actual performance and results may differ materially from the performance and results contained in or implied by the other forward-looking statements made herein, due to many important factors. These factors include, but are not limited to, the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions; the timing of engagements for our services; the effects of competitive services and pricing; our ability to attract and retain key employee or non-employee experts; the inability to integrate and utilize existing consultants and personnel; the decline or reduction in project work or activity; global economic conditions including less stable political and economic environments; foreign currency exchange rate fluctuations; unanticipated expenses and liabilities; risks inherent in international operations; changes in tax law or accounting standards, rules, and regulations; our ability to collect on forgivable loans should any become due; and professional and other legal liability or settlements. Additional risks and uncertainties are discussed in our periodic filings with the Securities and Exchange Commission under the heading “Risk Factors.” The inclusion of such forward-looking information should not be regarded as our representation that the future events, plans, or expectations contemplated will be achieved. We undertake no obligation to update any forward-looking statements after the date of this press release, and we do not intend to do so.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE QUARTER ENDED DECEMBER 30, 2017 COMPARED TO THE QUARTER ENDED DECEMBER 31, 2016

(In thousands, except per share data)

	Quarter Ended December 30, 2017								Quarter Ended December 31, 2016
			GAAP	Adjustments to				Non-GAAP		GAAP	Adjustments to		Non-GAAP
	GAAP		% of	GAAP Results			Non-GAAP	% of	GAAP	% of	GAAP Results	Non-GAAP	% of
	Results		Revenues	Acquisitions (1)	IQVIA Transaction (2)	Tax Act (3)	Results	Revenues	Results	Revenues	Acquisitions (1)	Results	Revenues
Revenues	$97,016		100.0%	$—	$—	$—	$97,016	100.0%	$79,569	100.0%	$—	$79,569	100.0%
Cost of services (exclusive of depreciation and amortization)	68,606		70.7%	1,762	—	—	66,844	68.9%	56,083	70.5%	69	56,014	70.4%
Selling, general and administrative expenses	26,759		27.6%	10	5,657	—	21,092	21.7%	17,836	22.4%	(40)	17,876	22.5%
Depreciation and amortization	2,293		2.4%	—	—	—	2,293	2.4%	2,035	2.6%	—	2,035	2.6%
Income (loss) from operations	(642)		-0.7%	(1,772)	(5,657)	—	6,787	7.0%	3,615	4.5%	29	3,644	4.6%

Interest and other income (expense), net	(256)		-0.3%	—	—	—	(256)	-0.3%	(240)	-0.3%	—	(240)	-0.3%
Income (loss) before provision for income taxes and noncontrolling interest	(898)		-0.9%	(1,772)	(5,657)	—	6,531	6.7%	3,375	4.2%	(29)	3,404	4.3%
Provision for income taxes	(1,363)		-1.4%	888	1,885	(3,516)	(620)	-0.6%	(1,299)	-1.6%	13	(1,312)	-1.6%
Net income (loss)	(2,261)		-2.3%	(884)	(3,772)	(3,516)	5,911	6.1%	2,076	2.6%	(16)	2,092	2.6%
Net (income) loss attributable to noncontrolling interests, net of tax	5		0.0%	5	—	—	—	0.0%	(18)	0.0%	(18)	—	0.0%
Net income (loss) attributable to CRA International, Inc.	$(2,256)		-2.3%	$(879)	$(3,772)	$(3,516)	$5,911	6.1%	$2,058	2.6%	$(34)	$2,092	2.6%

Net Income (loss) per share attributable to CRA International, Inc.:
Basic	$(0.27)						$0.72		$0.25			$0.25
Diluted	$(0.28	)(a)					$0.70		$0.24			$0.24

Weighted average number of shares outstanding:
Basic	8,171						8,171		8,269			8,269
Diluted	8,171	(a)					8,395		8,443			8,443

(a) For the quarter ended December 30, 2017, the Treasury Stock method was utilized for diluted EPS given the net loss attributable to CRA International, Inc.

(1) These adjustments relate principally to valuation changes in contingent consideration, as well as activity from GNU123 Liquidating Corporation (“GNU”).

(2) These adjustments include consideration paid in connection with the IQVIA transaction.

(3) Amount represents the estimated impact of the Tax Cuts and Jobs Act (“Tax Act”), which may change as additional guidance and information become available.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE YEAR-TO-DATE PERIOD ENDED DECEMBER 30, 2017 COMPARED TO THE YEAR-TO-DATE PERIOD ENDED DECEMBER 31, 2016

(In thousands, except per share data)

	Year-To-Date Period Ended December 30, 2017							Year-To-Date Period Ended December 31, 2016
		GAAP	Adjustments to				Non-GAAP		GAAP	Adjustments to		Non-GAAP
	GAAP	% of	GAAP Results			Non-GAAP	% of	GAAP	% of	GAAP Results	Non-GAAP	% of
	Results	Revenues	Acquisitions (1)	IQVIA Transaction (2)	Tax Act (3)	Results	Revenues	Results	Revenues	Acquisitions (1)	Results	Revenues

Revenues	$370,075	100.0%	$—	$—	$—	$370,075	100.0%	$324,779	100.0%	$826	$323,953	100.0%
Cost of services (exclusive of depreciation and amortization)	258,829	69.9%	2,488	—	—	256,341	69.3%	227,380	70.0%	524	226,856	70.0%
Selling, general and administrative expenses	86,537	23.4%	650	5,657	—	80,230	21.7%	70,584	21.7%	1,103	69,481	21.4%
Depreciation and amortization	8,945	2.4%	—	—	—	8,945	2.4%	7,896	2.4%	—	7,896	2.4%
Income (loss) from operations	15,764	4.3%	(3,138)	(5,657)	—	24,559	6.6%	18,919	5.8%	(801)	19,720	6.1%

Interest and other income (expense), net	(600)	-0.2%	249	—	—	(849)	-0.2%	2,970	0.9%	3,828	(858)	-0.3%
Income (loss) before provision for income taxes and noncontrolling interest	15,164	4.1%	(2,889)	(5,657)	—	23,710	6.4%	21,889	6.7%	3,027	18,862	5.8%
Provision for income taxes	(7,463)	-2.0%	1,492	1,885	(3,516)	(7,324)	-2.0%	(7,656)	-2.4%	(296)	(7,360)	-2.3%
Net income (loss)	7,701	2.1%	(1,397)	(3,772)	(3,516)	16,386	4.4%	14,233	4.4%	2,731	11,502	3.6%
Net (income) loss attributable to noncontrolling interests, net of tax	(77)	0.0%	(77)	—	—	—	0.0%	(1,345)	-0.4%	1,345	—	0.0%
Net income (loss) attributable to CRA International, Inc.	$7,624	2.1%	$(1,474)	$(3,772)	$(3,516)	$16,386	4.4%	$12,888	4.0%	$1,386	$11,502	3.6%

Net Income per share attributable to CRA International, Inc.:
Basic	$0.91					$1.96		$1.50			$1.34
Diluted	$0.89					$1.91		$1.49			$1.33

Weighted average number of shares outstanding:
Basic	8,292					8,292		8,503			8,503
Diluted	8,497					8,497		8,601			8,601

(1) These adjustments relate principally to valuation changes in contingent consideration, and certain 2017 impairment charges, as well as activity from GNU123 Liquidating Corporation (“GNU”).

(2) These adjustments include consideration paid in connection with the IQVIA transaction.

(3) Amount represents the estimated impact of the Tax Cuts and Jobs Act (“Tax Act”), which may change as additional guidance and information become available.

CRA INTERNATIONAL, INC.

UNAUDITED ADJUSTED EBITDA INCLUDING A RECONCILIATION TO NON-GAAP ADJUSTED EBITDA

FOR THE FISCAL QUARTER ENDED DECEMBER 30, 2017 COMPARED TO THE FISCAL QUARTER ENDED DECEMBER 31, 2016

(In thousands)

	Quarter Ended December 30, 2017							Quarter Ended December 31, 2016
		GAAP	Adjustments to				Non-GAAP		GAAP	Adjustments to		Non-GAAP
		% of	GAAP Results				% of		% of	GAAP Results		% of
	GAAP	Revenues	Acquisitions (1)	IQVIA Transaction (2)	Tax Act (3)	Non-GAAP	Revenues	GAAP	Revenues	Acquisitions (1)	Non-GAAP	Revenues

Revenues	$97,016	100.0%	$—	$—	$—	$97,016	100.0%	$79,569	100.0%	$—	$79,569	100.0%

Net income (loss) attributable to CRA International, Inc.	$(2,256)	-2.3%	$(879)	$(3,772)	$(3,516)	$5,911	6.1%	$2,058	2.6%	$(34)	$2,092	2.6%
Net (income) loss attributable to noncontrolling interests, net of tax	(5)	0.0%	(5)	—	—	—	0.0%	18	0.0%	18	—	0.0%
Net income (loss)	(2,261)	-2.3%	(884)	(3,772)	(3,516)	5,911	6.1%	2,076	2.6%	(16)	2,092	2.6%
Interest expense, net	123	0.1%	—	—	—	123	0.1%	113	0.1%	—	113	0.1%
Provision for income taxes	1,363	1.4%	(888)	(1,885)	3,516	620	0.6%	1,299	1.6%	(13)	1,312	1.6%
Depreciation and amortization	2,293	2.4%	—	—	—	2,293	2.4%	2,035	2.6%	—	2,035	2.6%
EBITDA	1,518	1.6%	(1,772)	(5,657)	—	8,947	9.2%	5,523	6.9%	(29)	5,552	7.0%
Share-based compensation expenses	1,982	2.0%	—	—	—	1,982	2.0%	2,080	2.6%	—	2,080	2.6%
Amortization of forgivable loans	4,782	4.9%	—	—	—	4,782	4.9%	5,127	6.4%	—	5,127	6.4%
Other (income) expense, net	133	0.1%	—	—	—	133	0.1%	126	0.2%	—	126	0.2%
Adjusted EBITDA	$8,415	8.7%	$(1,772)	$(5,657)	$—	$15,844	16.3%	$12,856	16.2%	$(29)	$12,885	16.2%

	Year-To-Date Period Ended December 30, 2017							Year-To-Date Period Ended December 31, 2016
		GAAP	Adjustments to				Non-GAAP		GAAP	Adjustments to		Non-GAAP
		% of	GAAP Results				% of		% of	GAAP Results		% of
	GAAP	Revenues	Acquisitions (1)	IQVIA Transaction (2)	Tax Act (3)	Non-GAAP	Revenues	GAAP	Revenues	Acquisitions (1)	Non-GAAP	Revenues

Revenues	$370,075	100.0%	$—	$—	$—	$370,075	100.0%	$324,779	100.0%	$826	$323,953	100.0%

Net income (loss) attributable to CRA International, Inc.	$7,624	2.1%	$(1,474)	$(3,772)	$(3,516)	$16,386	4.4%	$12,888	4.0%	$1,386	$11,502	3.6%
Net (income) loss attributable to noncontrolling interests, net of tax	77	0.0%	(77)	—	—	154	0.0%	1,345	0.4%	1,345	—	0.0%
Net income (loss)	7,701	2.1%	(1,397)	(3,772)	(3,516)	16,386	4.4%	14,233	4.4%	2,731	11,502	3.6%
Interest expense, net	484	0.1%	—	—	—	484	0.1%	470	0.1%	7	463	0.1%
Provision for income taxes	7,463	2.0%	(1,492)	(1,885)	3,516	7,324	2.0%	7,656	2.4%	296	7,360	2.3%
Depreciation and amortization	8,945	2.4%	—	—	—	8,945	2.4%	7,896	2.4%	—	7,896	2.4%
EBITDA	24,593	6.6%	(2,889)	(5,657)	—	33,139	9.0%	30,255	9.3%	3,034	27,221	8.4%
Share-based compensation expenses	6,610	1.8%	—	—	—	6,610	1.8%	6,866	2.1%	—	6,866	2.1%
Amortization of forgivable loans	19,777	5.3%	—	—	—	19,777	5.3%	19,150	5.9%	—	19,150	5.9%
Other (income) expense, net	116	0.0%	(250)	—	—	366	0.1%	(3,440)	-1.1%	(3,836)	396	0.1%
Adjusted EBITDA	$51,096	13.8%	$(3,139)	$(5,657)	$—	$59,892	16.2%	$52,831	16.3%	$(802)	$53,633	16.6%

(1) These adjustments relate principally to valuation changes in contingent consideration, and certain Q2 2017 impairment charges, as well as activity from GNU123 Liquidating Corporation (“GNU”).

(2) These adjustments include consideration paid in connection with the IQVIA transaction.

(3) Amount represents the estimated impact of the Tax Cuts and Jobs Act (“Tax Act”), which may change as additional guidance and information become available.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 30,	December 31,
	2017	2016

Assets
Cash and cash equivalents	$54,035	$53,530
Accounts receivable and unbilled, net	113,333	91,789
Other current assets	16,913	25,192
Total current assets	184,281	170,511

Property and equipment, net	44,643	36,381
Goodwill and intangible assets, net	98,208	77,449
Other assets	34,625	39,301
Total assets	$361,757	$323,642

Liabilities and shareholders’ equity
Current liabilities	$121,981	$94,100
Long-term liabilities	32,547	21,659
Total liabilities	154,528	115,759

Total shareholders’ equity	207,229	207,883
Total liabilities and shareholders’ equity	$361,757	$323,642

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Fiscal Year-To-Date	Fiscal Year-To-Date
	December 30,	December 31,
	2017	2016
Operating activities:
Net income	$7,701	$14,233
Adjustments to reconcile net income to net cash provided by operating activities, net of effect of acquired businesses:
GNU gain on sale of business	(250)	(3,836)
Noncash items, net	23,963	26,676
Accounts receivable and unbilled services	(21,998)	(9,020)
Working capital items, net	36,442	20,110
Net cash provided by operating activities	45,858	48,163

Investing activities:
Consideration relating to acquisitions, net	(16,163)	—
Purchases of property and equipment	(9,757)	(13,023)
GNU cash proceeds from sale of business assets	250	1,100
Net cash used in investing activities	(25,670)	(11,923)

Financing activities:
Issuance of common stock, principally stock option exercises	6,420	2,853
Borrowings under line of credit	11,500	7,500
Payments under line of credit	(11,500)	(7,500)
Payments on notes payable	—	(75)
Tax withholding payments reimbursed by restricted shares	(3,262)	(1,880)
Excess tax benefits from share based compensation	—	393
Cash paid on dividend equivalents	(121)	—
Cash dividend paid to shareholders	(4,941)	(1,166)
Repurchases of common stock	(19,528)	(19,315)
Distribution to noncontrolling interest	(419)	—
Net cash used in financing activities	(21,851)	(19,190)

Effect of foreign exchange rates on cash and cash equivalents	2,168	(1,659)

Net increase in cash and cash equivalents	505	15,391
Cash and cash equivalents at beginning of period	53,530	38,139

Cash and cash equivalents at end of period	$54,035	$53,530

Noncash investing and financing activities:
Issuance of common stock for acquired business	$3,044	$44
Purchases of property and equipment not yet paid for	$3,514	$118
Purchases of property and equipment paid by a third party	$1,640	$92
Asset retirement obligations	$120	$844
Supplemental cash flow information:
Cash paid for income taxes	$7,424	$6,184
Cash paid for interest	$314	$405